                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Cabot Corporation
                (Name of Registrant as Specified In Its Charter)

                               Cabot Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[CABOT LOGO]

                                                                January 19, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 9, 2000 at 4:00 p.m. in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 11, 2000, the record date for determining the persons eligible to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone.

                                            Sincerely,

                                            /s/ Samuel W. Bodman

                                            SAMUEL W. BODMAN
                                            Chairman of the Board
                                            and Chief Executive Officer

[CABOT LOGO]

[CABOT LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 9, 2000

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, March 9, 2000, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect three persons to the Board of Directors of the Company;

     2. To act upon one stockholder proposal, if properly presented to the meeting, relating to a limitation on the number of directorships for executive officers; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 11, 2000, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

     - vote over the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

     - complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may still vote in person if you do attend the Annual Meeting.

     The Company's 1999 Annual Report to Stockholders is being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     A complete list of the stockholders entitled to vote at the meeting shall be available for examination by any stockholder for ten days prior to the Annual Meeting, for any purpose germane to the Annual Meeting, during ordinary business hours at the offices of Cabot Corporation, 75 State Street, Boston, Massachusetts.

     Please exercise your right to vote at your earliest convenient time.

By order of the Board of Directors,

Sarah W.S. Kish
Secretary

Boston, Massachusetts
January 19, 2000

TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General Information.........................................    1
ITEM NO. 1 -- Election of Directors.........................    1
  Certain Information Regarding Directors...................    2
  Information on the Board of Directors and its
     Committees.............................................    6
Beneficial Stock Ownership of Directors, Executive Officers
  and Persons Owning More than Five Percent of Common
  Stock.....................................................    8
Executive Compensation......................................   10
  Summary Compensation Table................................   10
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   12
  Pension Plan Table........................................   12
  Employment Contracts and Termination of Employment and
     Change in Control Arrangements.........................   13
  Compensation Committee Report on Executive Compensation...   13
Performance Graph...........................................   16
Certain Relationships and Related Transactions..............   16
Compliance with Section 16(a) of the Exchange Act...........   17
ITEM NO. 2 -- Stockholder Proposal..........................   17
Future Stockholder Proposals................................   19
Annual Report on Form 10-K..................................   19
Solicitation of Proxies.....................................   19
Miscellaneous...............................................   19

CABOT CORPORATION
75 STATE STREET
BOSTON, MASSACHUSETTS 02109

PROXY STATEMENT

MAILED ON OR ABOUT JANUARY 19, 2000, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 9, 2000

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 9, 2000, at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 19, 2000.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to Sarah W.S. Kish, Secretary of the Company, by a duly executed proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company's common stock and convertible preferred stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 11, 2000, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 67,302,809 shares of common stock, par value $1.00 per share ("Common Stock"), and 64,628 shares of Series B ESOP convertible preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 87.47 votes. State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("Employee Stock Plan"), is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Employee Stock Plan.

     A quorum for the election of directors, the approval of the stockholder proposal and the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instruction from the beneficial owner of the shares on a matter as to which under the applicable rules of the New York Stock Exchange the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director. A majority of the votes properly cast is required to adopt the stockholder proposal expected to be presented to the Annual Meeting.

     The independent accountants for the Company are PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM NO. 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, David V. Ragone, Lydia W. Thomas and Mark S. Wrighton will be nominated for election to the class of directors whose terms expire in 2003. All of the nominees are currently directors of the Company and were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than three nominees.

     CERTAIN INFORMATION REGARDING DIRECTORS

     Set forth below, as of November 30, 1999 for each non-employee director of the Company, and as of December 31, 1999 for each employee director of the Company, is information regarding his or her age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which he or she has served as a director and his or her term of office, family relationship with any other director or executive officer of the Company, his or her business experience during at least the past five years and other directorships and similar positions held by him or her.
--------------------------------------------------------------------------------

        [PICTURE]           SAMUEL W. BODMAN

                            Age: 61

                            Position: Chairman of the Board and Chief Executive
                              Officer

                            Committee Membership: Executive (Chairman)

                            Director since: 1987

                            Term of Office Expires: 2002

                            Business Experience:

                            Cabot Corporation:

                              Chairman of the Board -- 1988 to present

                              President -- 1991 to 1995, 1987 to 1988

                              Chief Executive Officer -- 1988 to present

                            FMR Corp. (investment advisor and mutual fund
                              manager):

                              President and Chief Operating Officer -- 1983 to 1986

                            Directorships:

                            John Hancock Mutual Life Insurance Company

                            Security Capital Group Incorporated

                            Thermo Electron Corporation

                            Westvaco Corporation

--------------------------------------------------------------------------------

        [PICTURE]           JANE C. BRADLEY(1)

                            Age: 72

                            Committee Memberships: Compensation and Nominations

                            Director since: 1993

                            Term of Office Expires: 2000

                            Business Experience:

                            Smithsonian Institution National Board

                              Member -- 1993 to 1999

                            Boston Museum of Science:

                              Vice Chairman, Board of Trustees -- 1992 to 1998

                              Trustee -- 1989 to 1998

                              Overseer -- 1983 to 1989

                            Boston Symphony Orchestra:

                              Trustee Emerita -- 1988 to 1993

                              Vice Chairman, Board of Trustees -- 1985 to 1988

                            Harvard University:

                              Member, Board of Overseers -- 1983 to 1989

                            Directorship:

                            Fiduciary Trust Company

--------------------------------------------------------------------------------

        [PICTURE]           KENNETT F. BURNES

                            Age: 56

                            Position: President and Chief Operating Officer

                            Committee Membership: Executive

                            Director since: 1992

                            Term of Office Expires: 2001

                            Business Experience:

                            Cabot Corporation:

                              President -- 1995 to present

                              Chief Operating Officer -- 1996 to present

                              Executive Vice President -- 1988 to 1995

--------------------------------------------------------------------------------

        [PICTURE]           JOHN G.L. CABOT(1)

                            Age: 65

                            Committee Memberships: Audit and Nominations

                            Director since: 1963

                            Term of Office Expires: 2001

                            Business Experience:

                            Cabot Corporation:

                              Vice Chairman of the Board -- 1988 to 1995

                              Chief Financial Officer -- 1992 to 1995

                            Directorships:

                            Cabot Oil & Gas Corporation

                            Eaton Vance Corp.

--------------------------------------------------------------------------------

        [PICTURE]           JOHN S. CLARKESON

                            Age: 57

                            Committee Memberships: Compensation and Safety,
                              Health and Environmental Affairs

                            Director Since: 1998

                            Term of Office Expires: 2001

                            Business Experience:

                            The Boston Consulting Group, Inc. (management
                              consulting):

                              Chairman of the Board -- January 1998 to present

                              Chief Executive Officer and President -- 1986 to
                                1997

                            Directorships:

                            The Boston Consulting Group, Inc.

--------------------------------------------------------------------------------

        [PICTURE]           ARTHUR L. GOLDSTEIN

                            Age: 64

                            Committee Membership: Audit and Nominations

                            Director since: 1995

                            Term of Office Expires: 2002

                            Business Experience:

                            Ionics, Incorporated (water purification):

                              Chairman of the Board -- 1990 to present

                              President and Chief Executive Officer -- 1971 to
                                present

                            Directorships:

                            Ionics, Incorporated

                            State Street Corporation

                            State Street Bank and Trust Company

--------------------------------------------------------------------------------

        [PICTURE]           ROBERT P. HENDERSON

                            Age: 68

                            Committee Memberships: Compensation (Chairman) and
                              Executive

                            Director since: 1990

                            Term of Office Expires: 2001

                            Business Experience:

                            Greylock Management Corporation (private equity
                              investment management):

                              General Partner of managed funds -- 1983 to
                                present

                            Greylock Limited Partnership (private equity
                              investments):

                              Managing Partner -- 1990 to present

                            Directorships:

                            Allmerica Financial Corporation

                            Filene's Basement, Inc.

--------------------------------------------------------------------------------

        [PICTURE]           ARNOLD S. HIATT

                            Age: 72

                            Committee Memberships: Compensation and Nominations

                            Director since: 1993

                            Term of Office Expires: 2000

                            Business Experience:

                            The Stride Rite Foundation:

                              Chairman -- 1982 to present

                            The Stride Rite Corporation (manufacturer and
                              retailer):

                              Chairman of the Board -- 1982 to 1992

                              Chief Executive Officer -- 1982 to 1989

                            Directorships:

                            Director or trustee of various Dreyfus Corporation
                              mutual funds

--------------------------------------------------------------------------------

        [PICTURE]           GAUTAM S. KAJI

                            Age: 58

                            Committee Memberships: Audit and Safety, Health and
                              Environmental Affairs

                            Director since: 1998

                            Term of Office Expires: 2002

                            Business Experience:

                            World Bank:

                              Managing Director, Operations and Chairman Loan
                                Committee, World Bank Group -- 1994 to 1997

                              Regional Vice President, East Asia and Pacific,
                                World Bank -- 1991 to 1994

                            Directorships:

                            Infrastructure Development Finance Co.

                            Washington Asset Management Co.

--------------------------------------------------------------------------------

        [PICTURE]           RODERICK C.G. MACLEOD(1)

                            Age: 49

                            Committee Memberships: Audit and Safety, Health and
                              Environmental Affairs

                            Director Since: 1998

                            Term of Office Expires: 2001

                            Business Experience:

                              Private Investor

                            Directorships:

                            Select Appointments (Holdings) Plc.

                            Oxford Forecasting Services Ltd.

                            Waverley Investments (UK) Ltd.

                            E.I.E.C. S.A.

--------------------------------------------------------------------------------

        [PICTURE]           JOHN H. MCARTHUR

                            Age: 65

                            Committee Memberships: Compensation and Nominations
                              (Chairman)

                            Director since: 1990

                            Term of Office Expires: 2002

                            Business Experience:

                            Harvard University:

                              Dean of Graduate School of Business
                                Administration -- 1980 to 1995

                            World Bank:

                              Senior Advisor to the President, World Bank
                                Group -- 1995 to present

                            Directorships:

                            The AES Corporation

                            BCE Inc.

                            Glaxo Wellcome plc

                            Rohm and Haas Company

                            Springs Industries, Inc.

                            Koc Holdings, A.S.

--------------------------------------------------------------------------------

       [PICTURE]

                            JOHN F. O'BRIEN

                            Age: 56

                            Committee Memberships: Audit (Chairman) and
                            Nominations

                            Director since: 1990

                            Term of Office Expires: 2001

                            Business Experience:

                            Allmerica Financial Corporation (holding company):

                              President and Chief Executive Officer -- 1995 to
                                present

                            Allmerica Investment Trust (investment company):

                              Chairman of the Board -- 1989 to present

                            Allmerica Securities Trust (investment company):

                              Chairman of the Board -- 1989 to present

                            Directorships:

                            ABIOMED, Inc.

                            Allmerica Financial Corporation

                            Allmerica Investment Trust (Trustee)

                            Allmerica Securities Trust (Trustee)

                            The TJX Companies, Inc.

--------------------------------------------------------------------------------

       [PICTURE]

                            DAVID V. RAGONE

                            Age: 69

                            Committee Memberships: Compensation and Safety,
                                Health and Environmental Affairs

                            Director since: 1985

                            Term of Office Expires: 2000 (Nominee for Election)

                            Business Experience:

                            Massachusetts Institute of Technology:

                              Senior Lecturer -- 1988 to 1998

                              Visiting Professor -- 1987 to 1988

                            ASMV Management Company Limited Partnership (venture capital management):

                              Partner -- 1992 to present

                              General Partner -- 1989 to 1992

                            Directorship:

                            SIFCO INC.

--------------------------------------------------------------------------------

       [PICTURE]

                            CHARLES P. SIESS, JR.

                            Age: 72

                            Committee Memberships: Audit and Safety, Health and Environmental Affairs

                            Director since: 1988

                            Term of Office Expires: 2000

                            Business Experience:

                            Cabot Oil & Gas Corporation (energy exploration and
                              production):

                              Chairman of the Board -- 1995 to 1999, 1989 to
                                1992

                              President -- 1995 to 1998

                              Chief Executive Officer --1995 to 1998, 1989 to
                                1992

                            Bridas S.A.P.I.C. (oil exploration):

                              Acting General Manager -- 1993 to 1994

                            Directorships:

                            Cabot Oil & Gas Corporation

                            Rowan Companies, Incorporated

--------------------------------------------------------------------------------

        [PICTURE]           LYDIA W. THOMAS

                            Age: 55

                            Committee Memberships: Audit and Safety, Health and
                              Environmental Affairs (Chairwoman)

                            Director since: 1994

                            Term of Office Expires: 2000 (Nominee for Election)

                            Business Experience:

                            Mitretek Systems, Inc. (research and development for
                              public interest):

                              President and Chief Executive Officer -- 1996 to
                                present

                              Senior Vice President and General Manager -- 1996

                            The MITRE Corporation:

                            Center for Environment, Resources and Space:

                              Senior Vice President and General Manager -- 1992
                                to 1996

                              Vice President -- 1989 to 1992

                              Technical Director -- 1982 to 1989

                            Charles Stark Draper Laboratory Inc.:

                              Member

--------------------------------------------------------------------------------

        [PICTURE]           MARK S. WRIGHTON

                            Age: 50

                            Committee Memberships: Compensation and Safety,
                              Health and Environmental Affairs

                            Director since: 1997

                            Term of Office Expires: 2000 (Nominee for Election)

                            Business Experience:

                            Washington University in St. Louis

                              Chancellor and Professor of Chemistry -- 1995 to
                                present

                            Massachusetts Institute of Technology

                              Provost -- 1990 to 1995

                              Head of Department of Chemistry -- 1987 to 1990

                            Directorships:

                            Helix Technology Corporation

                            Ionics, Incorporated

                            OIS Optical Imaging Systems, Inc.

--------------------------------------------------------------------------------

     (1) John G.L. Cabot is a first cousin of Jane C. Bradley's spouse; Roderick C.G. MacLeod's spouse is a first cousin once removed of John G.L. Cabot and Jane C. Bradley's spouse.

     INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held six meetings during the 1999 fiscal year. The Board has five standing Committees: Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on each Committee is listed above on pages 2 through 6. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently composed of two employee directors and one non-employee director.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for and the results of the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Committee reports to the Board on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee met two times during fiscal year 1999.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of those policies and activities, see the Committee's Report on pages 13 through
15). In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Retirement Incentive Savings Plan (the "Savings Plan"). It administers the Company's supplemental employee benefit plans. It also administers the long-term equity incentive plans, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's human resources policies and certain compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met three times and took action by written consent two times during the 1999 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee did not meet but took action by written consent two times during the 1999 fiscal year.

     The Nominations Committee considers and proposes to the Board of Directors policies for the Board and nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met two times during the 1999 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company's internal and outside safety, health and environmental advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met three times during the 1999 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 1999 by the issuance of 1,600 shares of Common Stock, pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and four quarterly cash payments of $3,500. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who are employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     From time to time, the Company's directors provide advice and consultation to the Company in addition to their regular duties as directors, for which they are compensated by the Company. During the 1999 fiscal year, Mr. Wrighton was paid $1,200 for such services.

     Mr. Cabot is a member of the board of directors of Cabot LNG Corporation, a wholly-owned subsidiary of the Company. During fiscal year 1999, Cabot LNG Corporation paid Mr. Cabot director fees totaling $7,500.

     Under the Cabot Corporation Deferred Compensation Plan, directors are permitted to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. Such deferred amounts are accrued in a memorandum account and either (i) credited with interest at a rate equal to Moody's Corporate Bond Rate, or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot Common Stock at the time of deferral, with phantom dividends being accrued and treated as if reinvested in phantom stock units.

     All incumbent directors attended at least 75% of the meetings of the Board and Committees held while they were members during the 1999 fiscal year.

     Board Retirement Policy

     The Board of Directors has adopted a retirement policy, which requires each director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director's seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director's seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday.

     In July 1999, the Board of Directors adopted a retirement policy for employee directors, which requires each employee director to submit his or her resignation to the Chairman of the Board or, in the case of the Chairman of the Board, to a meeting of the Board of Directors, (i) prior to and, if accepted, effective at the Annual Meeting of Stockholders following the calendar year of such director's sixty-fifth birthday, or (ii) if the director ceases to be an employee of the Company prior to such annual meeting, then no later than the date of and, if accepted, effective upon the termination of such director's employment with the Company.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30, 1999 (including shares of Common Stock subsequently issued to the trustee of the Savings Plan for Company contributions accrued as of that date) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director of the Company and each of the executive officers named in the Summary Compensation Table below, and (c) all current directors and executive officers as a group. The number of shares of Common Stock shown as beneficially owned by State Street Bank and Trust Company includes shares issuable upon conversion of Convertible Preferred Stock held by that bank as trustee of the Employee Stock Plan (the Employee Stock Plan and the Savings Plan referred to collectively herein as the "Plans"). The number of shares of Common Stock shown below includes shares issuable upon the exercise of stock options and, for each person who is a participant in the Plans, shares issuable upon conversion of shares of Convertible Preferred Stock allocated to such participant's respective account under the Employee Stock Plan (see note 9 below). The shares of Common Stock allocated to the accounts of named participants in the Plans constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company (see note 1 below).

                                 VOTING POWER            INVESTMENT POWER
                            -----------------------   -----------------------                  PERCENT
           NAME               SOLE        SHARED        SOLE        SHARED         TOTAL       OF CLASS
-------------------------------------------------------------------------------------------------------
Holders of More than Five
-------------------------
  Percent of Common Stock
  -----------------------
  State Street Bank and
     Trust Company
     225 Franklin Street
     Boston, MA...........  2,340,357     7,438,339     596,743     9,218,703     9,815,446(1)  13.48

  FMR Corp.
     82 Devonshire Street
     Boston, MA...........    537,200           -0-   6,786,500           -0-     6,786,500     10.11

  Sanford C. Bernstein and
     Co., Inc.
     767 Fifth Avenue
     New York, NY.........  2,279,617       834,263   6,046,311           -0-     6,046,311      9.00

Directors and Executive Officers
--------------------------------
  Samuel W. Bodman........  1,265,000         1,400   1,265,000         1,400     1,439,736(2)   2.14
  Jane C. Bradley.........    121,080     2,197,118     121,080     2,197,118     2,318,198(3)   3.45
  Kennett F. Burnes.......    403,727           -0-     403,727           -0-       497,063(4)      *
  John G.L. Cabot.........  1,786,363     1,348,669   1,786,363     1,348,669     3,135,032(5)   4.67
  John S. Clarkeson.......      2,600         2,000       2,600         2,000         4,600         *
  Robert L. Culver........     91,697           -0-      91,697           -0-        91,697         *
  Arthur L. Goldstein.....      6,600           -0-       6,600           -0-         6,600         *
  Robert P. Henderson.....     18,800           -0-      18,800           -0-        18,800         *
  Arnold S. Hiatt.........     14,639           -0-      14,639           -0-        14,639         *
  Gautam S. Kaji..........      1,800           -0-       1,800           -0-         1,800         *
  Roderick C.G. MacLeod...     36,600        10,000      36,600        10,000        46,600         *
  John H. McArthur........     10,676           -0-      10,676           -0-        10,676         *
  William P. Noglows......    104,731           -0-     104,731           -0-       113,567(6)      *

                                 VOTING POWER            INVESTMENT POWER
                            -----------------------   -----------------------                  PERCENT
           NAME               SOLE        SHARED        SOLE        SHARED         TOTAL       OF CLASS
-------------------------------------------------------------------------------------------------------
  John F. O'Brien.........     15,200           -0-      15,200           -0-        15,200         *
  David V. Ragone.........     17,600        37,600      17,600        37,600        55,200(7)      *
  Charles P. Siess, Jr....      7,468           -0-       7,468           -0-         7,468         *
  Lydia W. Thomas.........      8,000           -0-       8,000           -0-         8,000         *
  Mark S. Wrighton........      4,200           -0-       4,200           -0-         4,200         *
  Donald R. Young.........     98,390           -0-      98,390           -0-       107,190(8)      *
  All directors and
     executive officers as
     a group (23
     persons).............  4,247,854     2,631,525   4,247,854     2,631,525     7,163,687(9)  10.62

---------------
  * Less than one percent.

(1) Shares of Common Stock shown as being beneficially owned by the State Street Bank and Trust Company include: (i) 1,601,020 shares of Common Stock held as trustee of the Savings Plan; and (ii) 184,308 shares of Common Stock, and 5,653,011 additional shares of Common Stock issuable upon conversion of 64,628 shares of Convertible Preferred Stock (100% of the class), held as trustee of the Employee Stock Plan.

(2) Includes 173,336 shares of Common Stock which Mr. Bodman has the right to acquire pursuant to stock options and 1,400 shares as to which beneficial ownership is disclaimed.

(3) Includes 2,197,118 shares as to which beneficial ownership is disclaimed and 969,262 shares as to which voting power is shared with John G.L. Cabot and reflected in the aggregate number of shares owned beneficially by Mr. Cabot (see note 5 below).

(4) Includes 93,336 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options.

(5) Includes 1,348,669 shares as to which beneficial ownership is disclaimed, and 969,262 shares as to which voting power is shared with Jane C. Bradley and reflected in the aggregate number of shares owned beneficially by Ms. Bradley (see note 3 above).

(6) Includes 8,836 shares of Common Stock which Mr. Noglows has the right to acquire pursuant to stock options.

(7) Includes 12,000 shares as to which beneficial ownership is disclaimed.

(8) Includes 8,800 shares of Common Stock which Mr. Young has the right to acquire pursuant to stock options. Mr. Young resigned from the Company, effective January 30, 2000.

(9) Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 284,308 shares which such individuals have the right to acquire pursuant to stock options; (ii) 27,208 shares held for their benefit by the State Street Bank and Trust Company as trustee of the Savings Plan; (iii) 36,767 shares (including 32,888 shares issuable upon conversion of 376 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Plan; and (iv) 3,559,187 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 1999, for services rendered by them during fiscal years 1999, 1998 and 1997. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                    ANNUAL              AWARDS
                                                 COMPENSATION        ------------     ALL OTHER
                                             --------------------     RESTRICTED     COMPENSATION
NAME AND PRINCIPAL                            SALARY      BONUS         STOCK        ------------
POSITION                            YEAR       ($)        ($)(1)        ($)(2)          ($)(3)
-------------------------------------------------------------------------------------------------
Samuel W. Bodman                    1999     $750,000    $375,000     $2,079,000       $217,205
     Chairman of the                1998     $731,250    $750,000     $2,330,735       $210,007
     Board and Chief                1997     $675,000    $500,000     $1,146,000       $219,170
     Executive Officer

Kennett F. Burnes                   1999     $525,000    $250,000     $1,228,500       $148,316
     President and Chief            1998     $512,500    $500,000     $1,377,253       $139,045
     Operating Officer              1997     $475,000    $300,000     $  716,250       $140,655

Robert L. Culver                    1999     $325,000    $120,000     $  567,000       $ 75,483
     Executive Vice                 1998     $318,750    $200,000     $  688,627       $ 60,105
     President                      1997(4)  $150,000    $ 75,000     $  608,813       $ 19,146

William P. Noglows                  1999     $318,750    $120,000     $  529,200       $ 50,741(5)
     Executive Vice                 1998     $283,750    $200,000     $  582,684       $ 46,409(5)
     President                      1997     $231,250    $165,000     $  322,313       $ 41,231

Donald R. Young(6)                  1999     $318,750    $120,000     $  529,200       $ 49,053
     Executive Vice                 1998     $293,750    $200,000     $  582,684       $ 48,444
     President                      1997     $268,750    $150,000     $  322,313       $ 45,754(7)

---------------

(1) Each of the named executive officers set forth in the Table was given the choice, with respect to his 1999 bonus, of receiving, in lieu of the cash awards set forth above, a non-qualified stock option (an "Option"), or 50% of the cash award above and the remainder in the form of an Option. The number of shares of Common Stock for which an Option is exercisable is determined by multiplying the amount of cash foregone, by virtue of having selected an Option, by 1.5 and dividing that amount by $6.74. The Options are exercisable immediately, at a per share exercise price of $18.875. Mr. Burnes elected to take his entire bonus in the form of an Option. Messrs. Bodman and Noglows each elected to take one-half of his bonus in cash and the remainder in the form of an Option. Messrs. Culver and Young each elected to take his bonus in cash.

(2) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 1999 under the Company's 1999 Equity Incentive Plan: Mr. Bodman: 110,000 shares; Mr. Burnes: 65,000 shares; Mr. Culver: 30,000 shares; Mr. Noglows: 28,000 shares; and Mr.
    Young: 28,000 shares.

    The number and value (calculated at fair market value as of September 30, 1999 ($23.75 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 1999 (including the shares referred to in the column headed "Restricted Stock", except for Mr. Culver's sign-on shares described in note 4 below), were as follows: Mr. Bodman: 300,000 shares ($3,916,250); Mr. Burnes: 180,000 shares ($2,352,875); Mr. Culver: 80,000 shares ($1,030,813); Mr. Noglows: 78,000 shares ($1,022,388); and Mr. Young:
    78,000 shares ($1,022,388).

    Except for a portion of Mr. Culver's 1997 restricted stock award (see note 4 below), the restricted stock set forth in the Table vests, in whole, three years from the date of grant. In accordance with the Company's 1997 and 1998 long-term incentive compensation programs under the Company's 1996 Equity Incentive Plan, each of the named individuals paid to the Company 40% of the fair market value on the date of grant of the shares of stock awarded in 1997 and 1998, and in accordance with the Company's 1999 long-term incentive compensation program under the 1999 Equity Incentive Plan, each of the named individuals paid to the Company 30% of the fair market value on the date of grant of the shares of stock awarded in 1999. Some of the funds for the payment for restricted stock purchased in 1997 and 1998 were borrowed from Merrill Lynch Bank & Trust Co. (the "Bank") by all of the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. As of June 30, 1999, the Company purchased all of the outstanding loans from the Bank under that facility and established its own loan program (the "Cabot Loan Program"), which is available to all recipients of restricted stock grants. All of the funds for the payment for restricted stock purchased in 1999 by the named executive officers were borrowed from the Company under the Cabot Loan Program. (See "Certain Relationships and Related Transactions" below.) The recipients, including the named executive officers, borrowing funds under the Cabot Loan Program are obligated to pay interest on the loans at 6% per annum and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Company as collateral for the loans. Dividends are paid on the shares of restricted stock.

(3) The information in the column headed "All Other Compensation" includes matching contributions to the Savings Plan and accruals under a supplemental retirement incentive savings plan (collectively, the "CRISP") for fiscal year 1999 and contributions to the Employee Stock Plan and accruals under a supplemental employee stock ownership plan (collectively, the "ESOP") for fiscal year 1999 on behalf of the named executive officers in the following amounts: Mr. Bodman: CRISP: $84,375, ESOP: $132,830; Mr. Burnes: CRISP:
    $57,656, ESOP: $90,660; Mr. Culver: CRISP: $29,531, ESOP: $45,952; Mr.
    Noglows: CRISP: $28,055, ESOP: $22,686; and Mr. Young: CRISP: $26,367, ESOP:
    $22,686. The supplemental retirement incentive savings plan and supplemental employee stock ownership plan were established by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the Savings Plan or the Employee Stock Plan from receiving some of the benefits provided under those qualified plans. Included in the amounts shown above are accruals for an additional benefit under the supplemental employee stock ownership plan equal to the total benefit each of Messrs. Bodman, Burnes and Culver and would have accrued for the fiscal year under the Employee Stock Plan if the limitations of ERISA and the Code were not applicable.

    The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed All Other Compensation for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company's cost of the program generally is funded by insurance on the lives of various other present and former employees of the Company. The value of this benefit, based upon the taxable income it would constitute if it were insurance, does not exceed approximately $20,800 per year for any named executive officer.

(4) Mr. Culver became an employee of the Company on April 1, 1997. Of the 32,500 shares of restricted stock granted to Mr. Culver in 1997, 15,000 (the "Sign-On Shares") were granted to him for no cash purchase price in connection with his commencing employment with the Company; the value of the Sign-On Shares at the time of grant was $358,125. As of September 30, 1999, all of the Sign-On Shares had vested.

(5) These amounts do not include approximately $36,000 and $73,000 of relocation expenses paid by the Company to Mr. Noglows in 1999 and 1998, respectively, in connection with his relocation from Illinois to Massachusetts.

(6) Mr. Young resigned from the Company, effective January 30, 2000.

(7) This amount does not include a payment of $198,715 made to Mr. Young in fiscal year 1997 in connection with his assignment in Pacific Asia. This relocation and expatriate equalization payment was made pursuant to the Company's expatriate policy. Portions of that payment relate to prior years' taxes.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the number of unexercised stock options held by each named executive officer on September 30, 1999, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1989 through 1991 and vested in equal amounts over a period of four years from the date of grant. All outstanding options were vested as of September 30, 1999, and, therefore, are currently exercisable.

                                                                                               VALUE OF
                                                                         NUMBER OF           UNEXERCISED
                                                                        SECURITIES           IN-THE-MONEY
                                                                        UNDERLYING            OPTIONS AT
                                 SHARES ACQUIRED       VALUE        UNEXERCISED OPTIONS         FISCAL
                                 ON EXERCISE(#)     REALIZED($)    AT FISCAL YEAR-END(#)    YEAR-END($)(1)
                                 ---------------    -----------    ---------------------    --------------
NAME                                                                    EXERCISABLE          EXERCISABLE
----------------------------------------------------------------------------------------------------------
Samuel W. Bodman...............      --                --                 173,336             2,770,451
Kennett F. Burnes..............      29,336           484,959             106,672             1,696,329
Robert L. Culver...............      --                --                --                     --
William P. Noglows.............      --                --                   8,836               141,556
Donald R. Young(2).............      --                --                   8,800               138,600

---------------
(1) The value of unexercised in-the-money options at September 30, 1999, was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 1999 ($23.75 per share) and the option exercise price, multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

(2) Mr. Young resigned from the Company, effective January 30, 2000.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants, including the executive officers named in the Summary Compensation Table, with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 1999, the interest rate was 4.53%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Plan and the supplemental cash balance plan (collectively the "CBP"). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, a qualified plan. In addition to the supplemental benefit relating to such limits, Messrs. Bodman, Burnes and Culver each accrued an additional benefit under the supplemental cash balance plan equal to the total benefit each would have accrued for the fiscal year under the Plan if such limitations were not applicable. The amounts set forth in the following table assume that Messrs. Bodman, Burnes, Culver, Noglows and Young each continue to be employed by the Company until age 65 at his annual base salary at September 30, 1999 and with an annual bonus equal to the average of his annual bonuses for fiscal years 1997, 1998 and 1999. The definition of "compensation" in the Plan was amended effective July 1, 1996 to include bonuses.

                               PENSION PLAN TABLE

                                              ANNUAL BENEFIT
             EXECUTIVE OFFICER                   PAYABLE
             -----------------------------------------------
             Samuel W. Bodman...............     $259,800
             Kennett F. Burnes..............     $261,100
             Robert L. Culver...............     $135,700
             William P. Noglows.............     $203,300
             Donald R. Young(1).............     $190,400

     (1)  Mr. Young resigned from the Company, effective January 30, 2000.

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     All of the executive officers named in the Summary Compensation Table participate in benefit plans sponsored by the Company including the CBP, the CRISP, the ESOP, the 1996 Equity Incentive Plan and the 1999 Equity Incentive Plan; all of such executive officers, except Robert L. Culver, participated in the Equity Incentive Plan adopted in 1989, which is also sponsored by the Company. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the "Senior Management Plan") and the Cabot Corporation Key Employee Severance Protection Plan (the "Key Employee Plan," and together with the Senior Management Plan, the "Severance Plans"). Under the Severance Plans, in case of a change in control, a participant whose employment with the Company terminates within three years after the change in control other than for cause, disability, death or certain other specified reasons, is entitled to a severance benefit. Under the Senior Management Plan, the severance benefit is two times the participant's annual cash compensation (salary plus bonus); under the Key Employee Plan, the severance benefit is equal to one times the participant's annual cash compensation. To the extent a participant in either of the Severance Plans is entitled to severance benefits of the type provided under the Severance Plans under any other plan or program provided by the Company or its affiliates, or pursuant to any agreement with the Company or its affiliates, or by law, the provision of such other benefits counts toward the Company's obligation to provide the benefits under the Severance Plans so that the benefits are not duplicative. In addition, a person who is a participant in both Severance Plans shall only receive benefits under the Senior Management Plan. Messrs. Bodman, Burnes, Culver, Noglows and Young are participants in the Senior Management Plan. The Severance Plans were not adopted in response to any particular threat.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of seven non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders, determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors, and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities relating to fiscal year 1999.

     Executive Compensation Philosophy

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor's Chemicals Index or the Standard & Poor's Specialty Chemicals Index, both of which indices are used in the

Performance Graph on page 16. The objectives of the Committee's executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders.

     The principal components of Cabot's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants.

     Base Salary. Base salary is the foundation to which performance-based incentive compensation is added. An executive's base salary is based primarily on base salaries for similar positions paid by comparable companies, taking into account the Company's use of incentive compensation awards as part of an executive's total compensation package. The Committee attempts to set base salaries such that, together with the incentive compensation, it will be able to attract and retain key executives.

     Performance-Based Annual Incentive Payments. Annual incentive payments for executive officers are based on an evaluation of performance against objectives that are set at the beginning of each fiscal year and reviewed at its conclusion, with the objective of motivating the executive officers to carry out the Company's annual business plan by rewarding them upon its accomplishment. The annual incentive payment for each executive officer who was a 1999 participant in the Cabot Corporation Short-Term Incentive Compensation Plan (the "Short-Term Plan"; see "One Million Dollar Cap on Deductibility of Compensation" below) was determined by starting with a formula contained in the Short-Term Plan, which specifies the maximum aggregate dollar amount of short-term incentive awards that can be made to all participants in the Short-Term Plan in respect of fiscal year 1999. The Committee then applied a percentage, determined by the Committee for that participant at the beginning of the year, to that aggregate amount. The resulting dollar amount was the maximum short-term incentive award that could be made to that participant. The Committee then exercised its discretion to reduce those maximum awards for all 1999 Short-Term Plan participants to levels it believes are appropriate using the bases for evaluation described at the beginning of this paragraph. The annual incentive payment for each executive officer who was not a 1999 participant in the Short-Term Plan was determined using the same bases for evaluation but without a maximum limit. At the time the Committee approved the 1999 short-term incentive awards, it authorized Cabot to offer certain employees, including those listed in the Summary Compensation Table above, a choice, with respect to his or her 1999 bonus, of receiving, in lieu of a cash award, a non-qualified stock option (an "Option"), or 50% of the cash award and the remainder in the form of an Option. The number of shares of Common Stock for which an Option is exercisable is determined by multiplying the amount of cash foregone, by virtue of having selected an Option, by 1.5, and dividing by $6.74. The Options are exercisable immediately, at a per share exercise price of $18.875.

     Long-Term Incentive Grants. Long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. During the past year, each long-term incentive grant involved a specific number of shares of Common Stock (the "Grant Number") that the executive officer could elect either to purchase as shares of restricted stock at 30% of the market price of such stock on the date of grant or to receive as a non-qualified stock option for a number of shares of Cabot common stock equal to 1.6 times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends already paid on the restricted stock) are forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise.

     The Committee's evaluations of Cabot's executive officers are based on the Committee's review of each officer's performance, responsibilities, achievements in managing his or her individual business unit or staff, and expectations of such officer's future performance. The Committee's evaluations also take into consideration Mr. Bodman's views of the performance of the executive officers other than himself. In 1999, the short-term incentive payment for each executive officer other than Mr. Bodman was based 50% on the Corporation's financial performance and 50% on the officer's performance measured against his or her individual goals and objectives for fiscal 1999.

     Chief Executive Officer's Compensation

     The Committee based Mr. Bodman's compensation on six factors: (i) the Company's financial results; (ii) achievement of previously established non-financial criteria, such as identifying and developing the best possible senior management team, and maintaining compliance with legal and ethical standards; (iii) improvement in the Company's shareholder value; (iv) leadership in developing new and existing businesses; (v) success in creating and sustaining a high-performance, exciting and interesting working environment across Cabot; and (vi) the compensation level of chief executive officers of companies with similar businesses and characteristics. For fiscal year 1999, each of those factors was given approximately equal weight. The base salary, incentive payment and long-term incentive grant made to Mr. Bodman as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below. The Committee informed the other Board members of its decisions and solicited their comments on Mr. Bodman's compensation.

     Base Salary. Mr. Bodman received a base salary for calendar year 1999 of $750,000, the same as the salary paid to him in calendar year 1998. Maintaining Mr. Bodman's salary at the same level in calendar year 1999 as 1998 reflects the Committee's desire to provide Mr. Bodman with a base salary comparable to the base salaries for chief executive officers at comparable companies, and to further its goal of putting a greater emphasis on incentive compensation than on base salary in terms of executives' total compensation packages. In addition, the Committee considered Mr. Bodman's leadership in developing the Company's business during a period in which chemical industry market conditions were relatively unfavorable.

     Annual Incentive Payment. Mr. Bodman received an annual incentive payment for fiscal year 1999 of $375,000 or, at his option, either a non-qualified option exercisable for 83,456 shares of Common Stock, or a cash award of $187,500 and an option for 41,728 shares of Common Stock. Because Mr. Bodman was a 1999 participant in the Short-Term Plan, described below, the Committee's starting point for determining his incentive payment was $910,750, as determined by the plan's formula. The Committee then exercised its discretion to reduce that amount and, in doing so, considered the Company's performance compared both to its business plan and its peer companies. The Committee also considered Mr. Bodman's achievements in building a strong management team and advancing the flow of new products. The Committee considered these indications of good performance and leadership by Mr. Bodman.

     Long-Term Incentive Grant. The Committee determines long-term incentive grants for the Chief Executive Officer on the basis of his responsibilities, his past performance and his opportunity to affect the future performance of the Company. On this basis, in fiscal year 1999, Mr. Bodman received a grant of 110,000 restricted shares of Cabot common stock. Factors considered by the Committee in making that grant included Mr. Bodman's support of research and development investments for the purpose of improving long-term returns and attracting and retaining employees, as well as the Company's efforts to develop new and existing businesses. Mr. Bodman exercised his grant by purchasing shares of restricted stock.

     One Million Dollar Cap on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid by public companies to specified executive officers whose compensation, determined in accordance with Section 162(m), exceeds one million dollars in a particular year. In March 1999, in order to reduce the impact of
Section 162(m), Cabot's stockholders approved the Short-Term Plan, which is intended to comply with the requirements for tax deductibility under Section 162(m) with respect to the annual incentive payments made under this plan. Compensation paid to Mr. Bodman and the other named executive officers, other than payments made under the Short-Term Plan, remain subject to Section 162(m). At present, the loss of deductions under Section 162(m) does not have a material impact on the Company. However, the Committee plans to review the issue from time to time.

                                                                January 19, 2000

Robert P. Henderson (Chairman)
Jane C. Bradley
John S. Clarkeson
Arnold S. Hiatt
John H. McArthur
David V. Ragone
Mark S. Wrighton

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Cabot Common Stock during the five fiscal years commencing October 1, 1994, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The graph assumes $100 was invested on October 1, 1994 in Cabot Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                  [LINE GRAPH]

                                                      S&P 500 STOCK      S&P MIDCAP 400       S&P SPECIALTY       S&P CHEMICALS
                                CABOT CORPORATION         INDEX               INDEX          CHEMICALS INDEX          INDEX
                                -----------------     -------------      --------------      ---------------      -------------
1994                                 100.00              100.00              100.00              100.00              100.00
1995                                 198.19              129.74              125.77              128.59              118.68
1996                                 211.01              156.12              143.37              138.55              153.17
1997                                 207.13              219.27              199.44              156.52              200.14
1998                                 194.65              239.11              186.86              123.09              179.72
1999                                 188.64              305.59              234.49              149.06              211.44

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1999, in connection with the vesting of shares of restricted stock that had been awarded to employees of the Company in 1996 under the 1996 Equity Incentive Plan, the Company purchased an aggregate of 318,737 shares of its Common Stock from certain employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $27.00, the closing price of the Company's Common Stock on the New York Stock Exchange on May 10, 1999. As part of that transaction, the Company purchased:
2,144 shares from William T. Anderson, Controller of the Company; 32,126 shares from Samuel W. Bodman, Chief Executive Officer and Chairman of the Board of the Company; 34,282 shares from Kennett F. Burnes, President, Chief Operating Officer and a director of the Company; 8,432 shares from William P. Noglows, Executive Vice President of the Company; 5,682 shares from Robert Rothberg, Vice President and General Counsel of the Company; and 13,713 shares from Donald R. Young, Executive Vice President of the Company.

     In October of 1998, the Company purchased 7,500 shares of the Company's Common Stock for a purchase price of $28.1250 per share from Robert Rothberg, a Vice President and General Counsel of the Company. In November of 1998, the Company purchased 5,000 shares of the Company's Common Stock for a purchase price of $29.1250 per share from Robert L. Culver, an Executive Vice President and Chief Financial Officer of the Company. In April of 1999, the Company purchased 2,350 shares of the Company's Common Stock for a purchase price of $26.8125 per share from Catharine M. de Lacy, a Vice President of the Company. The price paid for the above shares was the closing price of the Company's Common Stock on the New York Stock Exchange on the date of each respective purchase.

     The Company made a $155,000 loan to Catharine M. de Lacy, Vice President of the Company, in connection with her relocation to the Boston, Massachusetts area. This note is payable on demand and is interest-free for the first four years. The largest amount outstanding at any one time under this loan during fiscal year 1999, and the amount outstanding on January 10, 2000, was $155,000. The Company made an interest-free loan to William P. Noglows, Executive Vice President of the Company, in connection with his relocation to the Boston, Massachusetts area. The largest amount outstanding at any one time under this loan during fiscal year 1999 was $300,000. As of January 10, 2000, the amount outstanding under this loan was $160,625.

     Under the Cabot Loan Program (see note 2 to the Summary Compensation Table above), the Company made loans to certain of its employees in connection with their purchase of restricted Common Stock under the Company's long-term incentive compensation programs in 1997, 1998 and 1999 (as described in note 2 to the Summary Compensation Table above, the 1997 and 1998 loans were originally made by Merrill Lynch Bank & Trust Co. and were purchased by the Company, as of June 30, 1999). Such loans are available to all recipients of restricted stock grants under these programs. Loans to executive officers of the Company under the Cabot Loan Program that were outstanding at any time between June 30, 1999 (the inception of the Cabot Loan Program) and September 30, 1999, are set forth in the table below. The amount listed opposite each officer's name is both the largest amount outstanding at any one time under such loan between June 30 and September 30, 1999, and the amount outstanding as of September 30, 1999.

                   LOANS TO EXECUTIVE OFFICERS IN CONNECTION
                        WITH LONG-TERM INCENTIVE PROGRAM

                William T. Anderson............    $  185,150
                Samuel W. Bodman...............    $3,208,750
                Kennett F. Burnes..............    $1,922,125
                Robert L. Culver...............    $  869,188
                Catharine M. de Lacy...........    $  455,800
                William P. Noglows.............    $  830,113
                Robert Rothberg................    $  186,300
                Roland R. Silverio.............    $  234,500
                Donald R. Young................    $  830,113

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all Section 16(a) reports they file with the SEC.

     The Company was advised by Ms. Catharine M. de Lacy, an executive officer, that her sale of certain shares of Cabot Common Stock was not timely reported on a Form 4. The sale of those shares consisted of one transaction and resulted in the late filing of one report. A corrective report has been filed.

ITEM NO. 2 -- STOCKHOLDER PROPOSAL

     The Company's Board of Directors recommends a vote AGAINST the following proposal.

     Marc S. Heilweil, Spectrum Advisory Services Inc., 1050 Crown Pointe Parkway, Suite 950, Atlanta, Georgia 30338, who owns 3,200 shares of the Company's Common Stock, submitted the following proposal and supporting statement:

     Proposal

     "Marc S. Heilweil, President of Spectrum Advisory Services, Inc. who manages in excess of 100,000 shares of Cabot Corporation common stock for clients, and who personally owns 3,200 shares, submits the following proposal:

     "SINCE the current Chief Executive Officer of the company is a director on the board of at least three major companies other than Cabot; and given that the company compensates its officers in a manner which merits the shareholders receiving the full attention of such officers, and that such attention can not be given because of the burden of such directorships: and

     "FURTHER, since the performance of the company for the past five years has badly lagged that of the average industrial and average chemical company in its earnings growth and share price performance;

     "Now, therefore, be it RESOLVED:

     "That the shareholders request the Board of Directors take action so that no principal executive officer of the company is permitted to serve as a director of more than two non-affiliated for-profit corporations.

                             "SUPPORTING STATEMENT

     "Our chief Executive Officer, Samuel W. Bodman, serves as a director of three major corporations:

"John Hancock Mutual Life Insurance Co.
Security Capital Group Inc.
Westvaco

     "While it is no doubt useful, and customary for boards to seek the services of chief executives of other companies, service on the boards of directors is a serious responsibility which demands substantial time and attention from the director. Mr. Bodman serves on the boards of companies whose substantial activities often require attention in addition to scheduled board and committee meetings. Most boards meet a minimum of four to six times a year. Such meetings are often full day affairs. In addition, board members serve on special committees of the board which adds to the burden of a directorship. There must also be included travel time to attend meetings. We estimate that Mr. Bodman must spend at least one full month of business time on the affairs of these other companies.

     "A number of authorities on corporate governance have urged that chief executive officers of large companies serve on only one outside corporate board. Mr. Bodman's service on at least three outside boards creates an intolerable distraction from his responsibilities to the shareholders and employees of the Cabot Corporation.

     "As most of the readers of this proposal are aware, the performance of the Cabot Corporation has been less than stellar. In the last five years, its earnings growth and stock price have lagged peer companies. In addition, Cabot Corporation has had to layoff a sizeable numbers of employees.

     "Of course, this proposal covers other principal executive officers of the company as well as Mr. Bodman. At present, it is Mr. Bodman's acceptance of so many board positions that creates the need for action.

     "If you agree that the Board should require all officers to limit their outside business activities, vote FOR this resolution."

     Board of Directors' Response

     The Company's Board of Directors recognizes the concerns raised by the proponent. However, the Board believes that service on outside boards can enhance, as well as detract from, an officer's performance for the Company. Service on an outside board can and does benefit the Company by providing officers with valuable insight into how other companies handle issues that are the same as or similar to issues the Company faces. At the same time, as indicated by the proponent, service on outside boards involves a time commitment. The Board believes that the Company is best served by striking a careful balance, rather than by setting a rigid limit, and by reviewing the performance of the officers to assure that the proper balance is maintained. The Board of Directors makes such periodic reviews and, at this time, does not believe that Mr. Bodman's service on outside boards interferes with his leadership of the Company. Except for Mr. Bodman, service on outside boards by the Company's principal executive officers is rare, and far less than the two board limit suggested by the proponent.

     With respect to the proponent's assertions regarding the Company's performance, the Board directs the reader to the Performance Graph on page 16.

     For the foregoing reasons, the Company's Board of Directors recommends a vote AGAINST the approval of this proposal. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted AGAINST the approval of this proposal.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 75 State Street, Boston, Massachusetts 02109-1806, by September 21, 2000, and should be sent to the attention of Sarah W.S. Kish, Secretary. If a stockholder of the Company intends to present a proposal at the 2001 Annual Meeting of Stockholders of the Company without including it in the Company's proxy statement, such stockholder must comply with the advance notice provisions of the Company's By-Laws. Those provisions require that the Company receive the proposal at its offices at 75 State Street, Boston, Massachusetts 02109-1806, attention Sarah W.S. Kish, Secretary, not earlier than December 8, 2000, and not later than January 8, 2001.

ANNUAL REPORT ON FORM 10-K

     The Company will provide, upon written request and without charge, to each person from whom a proxy is solicited, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules, for fiscal year 1999. To request a copy of the 10-K, contact Sarah W.S. Kish, Corporate Secretary, Cabot Corporation, 75 State Street, Boston, MA 02109-1806.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone and by facsimile. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.

By order of the Board of Directors,

Sarah W.S. Kish
Secretary

Boston, Massachusetts
January 19, 2000

                                                                 SKU# 0928-PS-00

[CABOT LOGO]   January 19, 2000

               Dear Plan Participant:

               The Annual Meeting of Stockholders of Cabot Corporation will be held on March 9, 2000. The record date for determining stockholders entitled to vote at the meeting was January 11, 2000. Through your participation in the Cabot Corporation Employee Stock Ownership Plan ("ESOP"), Cabot Retirement Incentive Savings Plan ("CRISP"), Cabot Employee Savings Plan ("CESP") and/or the Cabot Oil & Gas Corporation Savings Investment Plan ("SIP"), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares.

               The number of shares allocated to you appears on the enclosed proxy card. If you are a participant in the CRISP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CSP". If you are a participant in the ESOP, the number of shares of Cabot Common Stock held for your account, including the shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account, is shown at the top of the card and is followed by the letters "ESP". If you are a participant in the CESP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CEP". If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

               I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustee as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote directs the Trustee of the CRISP, the ESOP and the CESP how to vote those shares for which no instructions are received from other Plan participants plus shares held in each of those Plans that have not been allocated to participants' accounts.

               The Trustee of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

               Additionally, any shares registered in your name and shares that you received under the Company's Long-Term Incentive Program that are still restricted are reflected on the enclosed proxy card.

               To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company's transfer agent, BankBoston, N.A. c/o EquiServe, BEFORE MARCH 2, 2000 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card.

               Sincerely,


               /s/ Samuel W. Bodman

               Samuel W. Bodman
               Chairman of the Board
               and Chief Executive Officer

Cabot Corporation | 75 State Street | Boston, MA 02109-1806 | tel (617) 345 0100 | fax (617) 342 6103/6104 | www.cabot-corp.com



                                                                     0928-EBP-00

CBT01B                             DETACH HERE

                                      PROXY

[CABOT LOGO]                   CABOT CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS -- MARCH 9, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Samuel W. Bodman, Robert Rothberg and Sarah W.S. Kish, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 9, 2000 at 4:00 p.m., EST, in the Enterprise Room of the State Street Bank and Trust Company on the fifth floor at 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement thereof.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "AGAINST" PROPOSAL 2, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

-----------------                       ----------------
VOTE BY TELEPHONE                       VOTE BY INTERNET
-----------------                       ----------------

It's fast, convenient and immediate.    It's fast, convenient and your vote is
Call Toll-Free on a Touch-Tone Phone    immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------  ----------------------------------------
Follow these four easy steps:           Follow these four easy steps:

1. Read the accompanying Proxy          1. Read the accompanying Proxy
   Statement/Annual Report and             Statement/Annual Report and
   Proxy Card.                             Proxy Card.

2. Call the toll-free number            2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/cbt
   For shareholders residing outside
   the United States call collect on    3. Enter your 14-digit Voter Control
   a touch-tone phone 1-201-536-8073.      Number located on your Proxy Card
                                           above your name.
3. Enter your 14-digit Voter Control
   Number located on your Proxy Card    4. Follow the instructions provided.
   above your name.

4. Follow the recorded instructions.
--------------------------------------  ----------------------------------------
YOUR VOTE IS IMPORTANT!                 YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE any time.           Go to http://www.eproxyvote.com/cbt
                                        any time.

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

CBT01A                            DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1 AND "AGAINST" ITEM 2.


THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED "FOR"    THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED "AGAINST"
ITEM 1 IF NO CHOICE IS SPECIFIED.                         ITEM 2 IF NO CHOICE IS SPECIFIED.

1. Election of Directors.

   NOMINEES: (01) David V. Ragone, (02) Lydia W. Thomas
             and (03) Mark S. Wrighton                                                        FOR   AGAINST ABSTAIN
         FOR   [ ]            [ ] WITHHELD                2. Stockholder proposal to limit    [ ]     [ ]     [ ]
         ALL                      FROM ALL                   directorships for executive
      NOMINEES                    NOMINEES                   officers.

[ ] ______________________________________                3. Transactions of such other business as may properly come
    For all nominees except as noted above                   before the meeting and any adjournments thereof.


                                                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       [ ]

                                                          MARK HERE IF YOU PLAN TO ATTEND THE MEETING         [ ]

                                                          Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc. if applicable. A
                                                          corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

Signature: __________________________ Date: ____________  Signature: __________________________ Date: ____________